Form of
                        Establishment and Designation of
               Additional Series of Shares of Beneficial Interest,
                          Par Value $0.01 Per Share, of
                                   PIMCO Funds
          (formerly Pacific Investment Management Institutional Trust)


         RESOLVED, pursuant to Sections 5.11 and 5.13 of the Amended and Restated Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated March 31, 2000, ("Declaration"), the shares of beneficial interest of the Trust shall be divided into two additional separate Series (the "Series") effective May 16, 2000.

         FURTHER RESOLVED, that the Series hitherto established and designated as follows:

                  PIMCO California Municipal Bond Fund
                  PIMCO Short-Term Emerging Markets Portfolio
                    (series in the Private Account Portfolio Series)

shall have the following special and relative rights:

         1. The PIMCO California Municipal Bond Fund shall issue its shares of beneficial interest with respect to six separate classes: Class A, Class B, Class C, Class D, Institutional Class and Administrative Class; and the PIMCO Short-Term Emerging Markets Portfolio shall issue its shares of beneficial interest in institutional shares only.

         2. The Series shall be authorized to invest in cash, securities, instruments and other property as described from time to time in the offering materials of the Series ("Eligible Portfolio Instruments"). Each share of beneficial interest of a Series ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Series, and shall be entitled to receive its pro rata share of net assets of the Series upon liquidation of the Series, all as provided in the Declaration.

         3. Shares of each Series shall be subject to such selling restrictions, restrictions as to transfer or other terms as shall be established by the Trustees and described in the offering materials for each Series.

         4. Each Series may pursue its investment objective directly by investment in Eligible Portfolio Instruments or indirectly by investment in one or more underlying investment vehicles or funds that in turn invest in Eligible Portfolio Instruments and whose shares may be offered to other parties as well as to the Series.

         5. Shareholders of each Series shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), the rules thereunder, and the offering materials of each Series, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular Series of the Trust, in which case only the shareholders of such Series shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Series, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Series alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Series entitled to vote on the matter is required.

         6. The assets and liabilities of the Trust shall be allocated among the Series of the Trust as set forth in Section 5.11 of the Declaration, except that only the preexisting Series shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing the Series and of the registration and public offering of their Shares shall be amortized for such Series over the period beginning on the date such costs become payable and ending sixty months thereafter, or such earlier date as is required by applicable law, rule or accounting standard or principle.

         7. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each series hereby created, or to otherwise change the special and relative rights of each Series, provided that such change shall not adversely affect the rights of the Shareholders of each Series.



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         IN WITNESS  WHEREOF,  the undersigned have executed this instrument the
16th day of May, 2000.



                                      ---------------------------
                                      Guilford C. Babcock



                                      ---------------------------
                                      R. Wesley Burns



                                      ---------------------------
                                      E. Philip Cannon



                                      ---------------------------
                                      Vern O. Curtis



                                      ---------------------------
                                      J. Michael Hagan



                                      ---------------------------
                                      Brent R. Harris



                                      ---------------------------
                                      Thomas P. Kemp, Sr.



                                      ---------------------------
                                      William J. Popejoy